Exhibit 10.1

SHARE EXCHANGE AGREEMENT

dated as of

May 11, 2022

by and among

Bio Lab Naturals, Inc.,

a Delaware corporation,

on the one hand

and

Limitless X, Inc.,

a California corporation,

Jaspreet Mathur,

an individual,

and

Jaspreet Mathur,

and the other Exchanging Shareholders of Limitless X, Inc. listed on Schedule A hereto on the other hand

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is entered into on May 11, 2022 (the “Effective Date”) and is by and among Bio Lab Naturals, Inc., a Delaware corporation (the “BLAB”), on the one hand, and Limitless X, Inc., a California corporation (the “Company”), Jaspreet Mathur, an individual (“Mathur”), and the shareholders of the Company listed on Exhibit A hereto, each an “Exchanging Shareholder” and collectively the “Exchanging Shareholders”), on the other hand. Each of BLAB, the Company, Mathur, and the Selling Shareholders generally may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company is engaged in the business of providing products and services in the health and wellness, beauty and skincare, and CBD industries (the “Business”);

WHEREAS, BLAB desires to acquire the Company;

WHEREAS, the Exchanging Shareholders are the beneficial and record owners of all of the issued and outstanding equity interests of the Company;

WHEREAS, the Exchanging Shareholders desire to sell to BLAB, and BLAB desires to purchase from the Exchanging Shareholders, all of the issued and outstanding equity interests of the Company in exchange for shares of common stock of BLAB (the “Exchange”);

WHEREAS, it is the intention of the Parties that upon Closing the Company shall become a wholly-owned subsidiary of BLAB; and

WHEREAS, the Parties intend that the Exchange, as set forth in this Agreement, shall qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code, as amended (the “Code”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
THE EXCHANGE

1.1              Exchange of Company Shares.

(a)               At the Closing (as defined in Section 1.2), subject to the terms and conditions set forth herein, the Exchanging Shareholders shall sell, convey, assign, and transfer to BLAB, and BLAB shall purchase, acquire and accept from the Exchanging Shareholders, all of the issued and outstanding common stock of the Company (the “Company Shares”).

(b)               Immediately prior to the Closing, BLAB shall have outstanding (i) approximately 11,803,504 shares of common stock, consisting of 10,803,504 shares of free-trading common stock, (ii) 1,000,000 shares of restricted common stock issued prior to or at Closing

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pursuant to advisory or consulting agreements between various third parties and BLAB, and (iii) 1,000,000 shares of common stock issuable upon conversion of 500,000 shares of Series A Preferred Stock (the “Series A Stock”). As consideration for the purchase of the Company Shares, BLAB shall issue to the Exchanging Shareholders, as set forth on Exhibit A attached hereto, an aggregate of 97,000,000 shares of BLAB’s common stock (the “Exchange Shares”), at a ratio of 1.94 Exchange Share for each Company Share, which shall result in the holders of the Exchange Shares owning an aggregate of not less than 89.9% of the post-Closing shares outstanding, or 107,035,040 shares (the “Post Closing Shares”). In addition, for a period of 6 months following the Closing, holders of the Company will be issued an additional 9,000,000 shares of common stock (the “Post Closing True Up Shares”) so that, when added together, the Exchange Shares and the Post Closing True Up Shares shall equal approximately 89.9% of 117,803,504 shares of BLAB common stock. The shares of BLAB common stock and the duration of agreements herein set forth are subject to adjustment in order to accommodate the listing requirements of OTCQB while assuring that the Exchanging Shareholders as a group will have the equivalent of not less than 89.9% of the equity of BLAB in aggregate, consisting of the Exchange Shares and the Post Closing True Up Shares.

(c)               The Exchanging Shareholders will sell, convey, assign, and transfer the Company Shares to BLAB. The Company Shares transferred to BLAB at the Closing shall constitute one hundred percent (100%) of the issued and outstanding equity interests of the Company.

(d)               As consideration for its acquisition of the Company Shares, BLAB shall issue the Exchange Shares to the Exchanging Shareholders by delivering a stock certificate or book entry statement to each Exchanging Shareholder registered in the name of the Exchanging Shareholders, or the Exchanging Shareholder’s nominees, evidencing the Exchange Shares (the “Exchange Shares Certificates”). Transfer of the Company Shares and the Exchange Shares in the Exchange in accordance with this Agreement will be subject to certain restrictions under the Securities Act and Regulation D promulgated by the SEC thereunder and certain applicable state securities laws. The Exchange Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available; BLAB is under no obligation to register the Exchange Shares under the Securities Act or under Section 12 of the Exchange Act.

(e)               For federal income tax purposes, the Exchange is intended to constitute a tax-free “reorganization” within the meaning of Section 368(a)(1)(B) of the Code, and the Parties shall report the transactions contemplated by this Agreement consistent with such intent and shall take no position in any tax filing or legal proceeding inconsistent therewith. The Parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. None of BLAB, the Company, or the Exchanging Shareholders have taken or failed to take, and after the Effective Date, BLAB shall not take or fail to take, any action which reasonably could be expected to cause the Exchange to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Parties acknowledge and agree that no Party is making any representation or warranty as to the qualification of the Share Exchange as a reorganization under Section 368 of the Code or as to the

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effect, if any, that any transaction consummated prior to or after the Closing Date has or may have on any such reorganization status.

1.2              Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article V and subject to the satisfaction or waiver of the conditions set forth in Article IV, the closing (the “Closing”) of the transactions contemplated by this Agreement shall take place remotely, via electronic exchange of documents, on or before April 30, 2022, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Section 1.3 hereof (the “Closing Date”). On the Closing Date, the Company shall become a wholly owned subsidiary of Parent. The Parties agree and acknowledge that some actions may need to be taken post-Closing, and the Parties agree to cooperate to complete any such post-Closing actions.

1.3              Deliveries at Closing.

(a)               The Company must deliver:

(i)                 to BLAB, a counterpart signature page to this Agreement;

(ii)              to BLAB, a certificate, dated as of the Effective Date, executed by the Company and Mathur, in the form attached hereto as Exhibit B (the “Company Representation Certificate”), stating that each of the conditions set forth in Section 4.2, with respect to the Company, have been satisfied; and

(iii)            to BLAB, a certificate, dated as of the Effective Date, executed by manager or an executive officer of the Company in the form attached hereto as Exhibit C (the “Company Officer’s Certificate”), certifying as to the full force and effect of, and attaching as exhibits to such certificate, (A) the organizational documents of the Company; (B) a certificate of good standing, dated as of a date within five (5) days of the Effective Date, from the Secretary of State of the State of California; and (C) resolutions of the Company’s Board of Directors and the Exchanging Shareholders approving the Agreement and the transactions contemplated herein.

(b)	Mathur must deliver:

(i)                 to BLAB, a counterpart signature page to this Agreement, including the counterpart signature of Mathur and the Exchanging Shareholders; and

(ii)              to BLAB, a counterpart signature page to the Company Representation Certificate, stating that each of the conditions set forth in Section 4.2, with respect to the Company, have been satisfied.

(c)	BLAB must deliver:

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(i)                 to the Exchanging Shareholders and the Company, a counterpart signature page to this Agreement;

(ii)              within two (2) business days of the Effective Date, to the Exchanging Shareholders, the Exchange Shares Certificates;

(iii)            to the Exchanging Shareholders and the Company, a certificate dated as of the Effective Date, executed by BLAB, in the form attached hereto as Exhibit E (the “BLAB Representation Certificate”), stating that each of the conditions in Section 4.3 have been satisfied; and

(iv)             to the Exchanging Shareholders and the Company, a certificate, dated as of the Effective Date, executed by an executive officer of BLAB in the form attached hereto as Exhibit F (the “BLAB Officer’s Certificate”), certifying as to the full force and effect of, and attaching as exhibits to such certificate, (A) the organizational documents of BLAB; (B) a certificate of good standing, dated as of a date within five (5) days of the Effective Date, from the Secretary of State of the State of Delaware; and (C) resolutions of BLAB’s Board of Directors approving the Agreement and the transactions contemplated herein.

1.4              Directors of BLAB. On the Effective Date, to continue through the Closing Date, and subsequent to the Closing Date until resignation or removal pursuant to the BLAB certificate of incorporation and bylaws, the parties identified on Exhibit G shall be appointed to BLAB’s Board of Directors (the “Board”).

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1              Representations and Warranties of the Company and Mathur. The Company and Mathur, severally, represent and warrant to BLAB as follows:

(a)               Organization, Standing, and Power. The Company is duly organized, validly existing, and in good standing under the laws of the State of California and has the requisite power and authority and all government licenses, authorizations, permits, consents, and approvals required to own, lease, and operate its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary as set forth in Section 2.1(a) of the Disclosure Schedule, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect (as defined in Section 7.2) with respect to the Company.

(b)               Subsidiaries. The Company does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture, or otherwise.

(c)               Capital Structure. The Company is authorized to issue sixty million (60,000,000) shares of capital stock, with fifty million (50,000,000) shares designated as common stock and ten million (10,000,000) shares as undesignated preferred stock. The Company has fifty million (50,000,000) shares of common stock issued and outstanding, and no shares of preferred

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stock issued and outstanding. No other equity securities of the Company are issued, reserved for issuance, or outstanding. All issued and outstanding equity interests of the Company are nonassessable and not subject to preemptive rights. Other than as set forth on Section 2.1(c) of the Disclosure Schedule, there are no outstanding bonds, debentures, notes, or other indebtedness, or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. Other than as set forth in Section 2.1(c) of the Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements, or undertakings of any kind to which the Company is a party or by which they are bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional membership interests or other equity or voting securities of the Company or obligating the Company to issue, grant, extend, or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement, or undertaking. There are no outstanding contractual obligations, commitments, understandings, or arrangements of the Company to repurchase, redeem, or otherwise acquire or make any payment in respect of any membership interest of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of the Company’s common stock or other securities under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”) or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

(d)               Corporate Authority. The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the Company’s Articles of Incorporation, bylaws or other organizational or charter documents of the Company; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company, its properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses, or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

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(e)               Governmental Authorization. No consent, approval, order, or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state, or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f)                  Financial Statements. The Company has previously delivered to BLAB the financial statements and footnotes, audited according to U.S. GAAP standards by an independent PCAOB registered auditing firm, from September 27, 2021 (date of inception) through the end of the Company’s initial fiscal year ended December 31, 2021, and reviewed unaudited financial statements and footnotes for the three months ended March 31, 2022 (the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with GAAP and are to the knowledge of the Company correct and have been prepared from and substantially conform with the books and records of the Business and present fairly the financial condition and results of operations of the Business as of the dates and for the periods indicated.

(g)               Undisclosed Liabilities. The Company has no Liabilities with respect to the Business, except (a) those which are adequately reflected or reserved against in the Interim Financial Statements as of March 31, 2022; (b) those which have been incurred in the ordinary course of business consistent with past practice since March 31, 2022 and which are not, individually or in the aggregate, in excess of Fifty Thousand Dollars ($50,000); and/or (c) are specified in Section 2.1(g) of the Disclosure Schedule.

(h)               Absence of Certain Changes, Events, and Conditions. Since March 31, 2022, none of the following has occurred, except that which would not have a Material Adverse Effect:

(i)                 material change in any method of accounting or accounting practice for the Business;

(ii)              entry into any Material Contract;

(iii)            incurrence, assumption, or guarantee of any indebtedness for borrowed money in connection with the Business or by the Business;

(iv)             transfer, assignment, sale, lien, or other disposition of any of the Company’s assets or any other asset of the Business except in the ordinary course of business;

(v)               cancellation of any debts or claims or amendment, termination, or waiver of any rights of the Business;

(vi)             transfer, assignment, or grant of any license or sublicense of any material rights under or with respect to any of the Intellectual Property;

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(vii)          material damage, destruction or loss, or any material interruption in use, of any of the Company’s assets, whether or not covered by insurance;

(viii)        grant of any bonuses, whether monetary or otherwise, or any general wage or salary increases in respect of any Employees, other than as provided for in any written agreements or consistent with past practice, or change in the terms of employment for any Employee;

(ix)             loan to, or entry into any other transaction with, any member, manager or employee of the Company; or

(x)               any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

(i)                 Material Contracts.

(i)                 Section 2.1(i) of the Disclosure Schedules lists each of the following Contracts (i) by which any of the Company’s assets are bound or affected; or (ii) to which the Company is a party or by which it is bound in connection with the Business or the Company’s assets, excluding the contracts executed in association with this Agreement (such Contracts listed or otherwise disclosed in Section 2.1(i) of the Disclosure Schedules and all Contracts relating to the Intellectual Property set forth in Section 2.1(k) of the Disclosure Schedules, being “Material Contracts”):

1)                  all Contracts involving aggregate consideration in excess of Five Thousand Dollars ($5,000) in the aggregate and which, in each case, cannot be cancelled without penalty or without more than thirty (30) days’ notice;

2)                  all Contracts that require the Company to purchase or sell a stated portion of the requirements or outputs of the Business or that contain “take or pay” provisions;

3)                  all Contracts that provide for the indemnification of any person or the assumption of any Tax, or other Liability of any person;

4)                  all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other person or any real property (whether by merger, sale of stock, sale of assets, or otherwise);

5)                  all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting, and advertising Contracts;

6)                  all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) and which are not cancellable without penalty or without more than thirty (30) days’ notice;

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7)                  except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees);

8)                  all Contracts with any Governmental Entity;

9)                  all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any person or in any geographic area or during any period of time;

10)              all joint venture, partnership or similar Contracts;

11)              all Contracts for the sale of any of the Company’s assets or for the grant to any person of any option, right of first refusal or preferential or similar right to purchase any of the Company’s assets;

12)              all powers of attorney with respect to the Business or any of the Company’s assets;

13)              all collective bargaining agreements or Contracts with any labor organization, union or association; and

14)              all other Contracts that are material to the operation of the Business and not previously disclosed pursuant to this section.

(ii)              Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, to the Company’s Knowledge, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been provided to BLAB. There are no disputes pending or, to the Company’s Knowledge, threatened under any Contract.

(j)                 Title to, and Sufficiency of, Assets.

(i)                 The Company owns good, marketable title to all of its assets, free and clear of any Encumbrance, title imperfection, or restriction of any kind whatsoever (whether accrued, absolute, contingent, or otherwise), except the Encumbrances set forth on Section 2.1(j) of the Disclosure Schedules (“Permitted Encumbrances”).

(ii)              The Company’s assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property, and assets necessary to conduct the Business as currently conducted.

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(iii)            The Company has inventory as listed on Schedule 2.1(j)(iii).

(k)               Intellectual Property.

(i)                 Section 2.1(k) of the Disclosure Schedules lists all Intellectual Property Assets, whether or not such Intellectual Property Asset is registered. Except as set forth in Section 2.1(k) of the Disclosure Schedule, all required filings and fees related to the Intellectual Property Assets, the lack of which would have a Material Adverse Effect, have been timely filed with and paid to the relevant Governmental Entities and authorized registrars, and all registrations relating to the Intellectual Property Assets, the lack of which would have a Material Adverse Effect, are otherwise in good standing. The Company has provided BLAB, to BLAB’s satisfaction at the time of Closing, with true and complete copies of file histories, documents, certificates, office actions, correspondence, and other materials related to all Intellectual Property Assets.

(ii)              The Company owns all rights, title, and interest in and to the Intellectual Property Assets, free and clear of Encumbrances. Without limiting the generality of the foregoing and except as set forth in Section 2.1(k)(ii) of the Disclosure Schedule, the Company has entered into binding, written agreements with every current and former employee of the Company, and with every current and former independent contractor who worked on or with Intellectual Property Assets, whereby such employees and independent contractors (i) assign to the Company any ownership interest and right they may have in the Intellectual Property Assets; and (ii) acknowledge the Company’s exclusive ownership of all Intellectual Property Assets. The Company is, to its Knowledge, in full compliance with all legal requirements applicable to the Intellectual Property Assets and the Company’s ownership and use thereof.

(iii)            Section 2.1(k)(iii) of the Disclosure Schedules lists all Intellectual Property Licenses. The Company has provided BLAB with true and complete copies of all such Intellectual Property Licenses. All such Intellectual Property Licenses are valid, binding, and enforceable between the Company and the other parties thereto, and the Company and such other parties are in full compliance with the terms and conditions of such Intellectual Property Licenses.

(iv)             The Intellectual Property Assets and Intellectual Property Licenses as currently or formerly owned, licensed, or used by the Company or proposed to be used by BLAB, and the conduct of the Business as currently and formerly conducted by the Company and proposed to be conducted by BLAB have not, do not and will not, to the Company’s Knowledge, infringe, violate, or misappropriate the Intellectual Property of any Person. The Company has not received any communication, and no Action has been instituted, settled or, to the Company’s Knowledge, threatened that alleges any such infringement, violation or misappropriation.

(l)                 Suppliers. Section 2.1(l) of the Disclosure Schedules sets forth with respect to the Business (i) each supplier to whom the Company has paid consideration for goods or services rendered in an amount greater than or equal to Fifty Thousand Dollars ($50,000) for the period between September 27, 2021 (inception) to March 31, 2022 (collectively,

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the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such period. The Company has not received any notice, and has no Knowledge, that any of the Material Suppliers has ceased, or intends to cease, to supply goods or services to the Business or to otherwise terminate or materially reduce its relationship with the Business.

(m)             Legal Proceedings.

(i)                 Except as set forth in Section 2.2(m) of the Disclosure Schedule, there are no legal proceedings pending or, to the Company’s Knowledge, threatened against or by the Company (a) relating to or affecting the Business; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement; and no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(ii)              There are no outstanding and no unsatisfied judgments, penalties, or awards against, relating to or affecting the Business.

(n)               Compliance with Laws; Permits.

(i)                 To the Company’s Knowledge, the Company has complied, and is now complying, with all Laws applicable to the conduct of the Business as currently conducted.

(ii)              All Permits required for the Company to conduct the Business as currently conducted, the lack of which would have a Material Adverse Effect, have been obtained by the Company, and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 2.2(n) of the Disclosure Schedules lists all current Permits issued to the Company which are related to the conduct of the Business as currently conducted, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse, or limitation of any Permit set forth in Section 2.2(n) of the Disclosure Schedule.

(o)               Employment Matters.

(i)                 Section 2.2(o) of the Disclosure Schedules contains a list of all persons who are Employees, consultants, or contractors of the Business as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. As of the Effective Date and the Effective Date, all commissions and bonuses payable to Employees, consultants, or contractors of the Business for services performed on or prior to the Effective Date and the Effective Date have been paid in full and there are no outstanding agreements, understandings or commitments of the Company with respect to any commissions, bonuses or increases in compensation. BLAB shall have the right, in its sole discretion, to employ, retain, or contract with any of such persons.

(ii)              The Company is not a party to, or bound by, any collective bargaining or other Contract with a labor organization representing any of its Employees, and to

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the Company’s Knowledge, there are no labor organizations representing, purporting to represent, or attempting to represent any Employee.

(iii)            To the Company’s Knowledge, the Company is and has been in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to the Employees. To the Company’s Knowledge, all individuals characterized and treated by the Company as consultants or contractors of the Business are properly treated as independent contractors under all applicable Laws.

(p)               Taxes. Except as set forth in Section 2.2(p) of the Disclosure Schedule:

(i)                 All Tax Returns with respect to the Business required to be filed by the Company for any period prior to Closing have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been, or will be, timely paid.

(ii)              The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(iii)            No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(iv)             All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid.

(v)               The Company is not a party to any Action by any taxing authority. There are no pending or, to the Company’s Knowledge, threatened Actions by any taxing authority.

(vi)             There are no Encumbrances for Taxes upon any of the Company’s assets nor, to the Company’s Knowledge, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Company’s assets (other than for current Taxes not yet due and payable).

(q)               Guaranties. Neither the Company nor an Exchanging Shareholder has guaranteed any dividend, obligation, or indebtedness of any person; nor has any person guaranteed any dividend, obligation, or indebtedness of the Company.

(r)                Related Party Arrangements. Except as set forth on Schedule 2.2(r) of the Disclosure Schedules, other than as contemplated by this Agreement, there are no material obligations of the Company to its respective members, shareholders, equity holders, managers, directors, officers, or employees, other than (a) for payment of salaries, bonuses, and benefits for services rendered; and (b) reimbursement of customary and reasonable expenses incurred on behalf of the Company.

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(s)                Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(t)                 Schedules and Exhibits. To the Company’s knowledge, all schedules, including the Disclosure Schedule, and exhibits to this Agreement that were prepared by the Company are true, complete, and accurate in all material regards.

2.2              Representations and Warranties of BLAB. BLAB represents and warrants to the Company and the Exchanging Shareholders as follows:

(a)               Organization, Standing and Power. As of the Closing, BLAB is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents, and approvals required to own, lease and operate its properties and carry on its business as now being conducted. BLAB is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, as set forth on Section 2.2(a) of the Disclosure Schedules, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to BLAB.

(b)               Subsidiaries. Other than its wholly owned subsidiary, Prime Time Ventures, BLAB does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture, or otherwise.

(c)                 Capital Structure of BLAB. The Exchange Shares will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. Following the Closing, the capital structure of BLAB will be as set forth in Exhibit H. Except as set forth in Exhibit H, no shares of capital stock or other equity securities of BLAB are or will be issued, reserved for issuance or outstanding. All issued and outstanding shares of capital stock of BLAB are or will be fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Exhibit H, there are or will be no outstanding securities, warrants, calls, rights, commitments, agreements, arrangements, or undertakings of any kind to which BLAB is a party or by which they are bound, obligating BLAB to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of BLAB.

(d)               Corporate Authority. BLAB has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by BLAB and the consummation by BLAB of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of BLAB. This Agreement has been duly executed and when delivered by BLAB shall constitute a valid and binding obligation of BLAB, enforceable against BLAB in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement

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do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of BLAB under, (i) its certificate of incorporation, bylaws, or other charter documents of BLAB; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, or license applicable to BLAB, its properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation, or arbitration award applicable to BLAB, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses, or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to BLAB or could not prevent, hinder or materially delay the ability of BLAB to consummate the transactions contemplated by this Agreement.

(e)               Government Authorization. No consent, approval, order or authorization of, or registration, declaration, or filing with, or notice to, any Governmental Entity, is required by or with respect to BLAB in connection with the execution and delivery of this Agreement by BLAB, or the consummation by BLAB of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Exchange Act.

(f)                Financial Statements. BLAB has previously delivered to the Company BLAB’s financial statements consisting of the audited balance sheet of BLAB’s business operations as of December 31, 2021 and 2020 and the related statements of income and cash flows for the years then ended, the unaudited balance sheet of BLAB’s business operations as of March 31, 2022 and the related statements of income and cash flows for the three months then ended, (the “BLAB Financial Statements”). BLAB’s Financial Statements have been prepared in accordance with GAAP and are complete and correct and have been prepared from and substantially conform with the books and records of BLAB and present fairly the financial condition and results of BLAB’s business operations as of the dates and for the periods indicated.

(g)               Undisclosed Liabilities. BLAB has no Liabilities, except (a) those which are adequately reflected or reserved against in BLAB’s Financial Statements as of December 31, 2021 and March 31, 2022; (b) those which have been incurred in the ordinary course of business consistent with past practice since March 31, 2022 and which are not, individually or in the aggregate, in excess of Five Thousand Dollars ($5,000); and/or (c) are specified in Section 2.2(g) of the Disclosure Schedule.

(h)               Absence of Certain Changes, Events, and Conditions. Since September 30, 2017, and except as listed on Section 2.2(h) of the Disclosure Schedule, none of the following has occurred, except that which would not have a Material Adverse Effect:

(i)                 material change in any method of accounting or accounting practice for the Business;

(ii)              entry into any Material Contract;

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(iii)            incurrence, assumption, or guarantee of any indebtedness for borrowed money in connection with BLAB’s business operations;

(iv)             transfer, assignment, sale, lien, or other disposition of any of BLAB’s assets except in the ordinary course of business;

(v)               cancellation of any debts or claims or amendment, termination, or waiver of any rights of BLAB;

(vi)             transfer, assignment, or grant of any license or sublicense of any material rights under or with respect to any of the Intellectual Property;

(vii)          material damage, destruction or loss, or any material interruption in use, of any of BLAB’s assets, whether or not covered by insurance;

(viii)        grant of any bonuses, whether monetary or otherwise, or any general wage or salary increases in respect of any Employees, other than as provided for in any written agreements or consistent with past practice, or change in the terms of employment for any Employee;

(ix)             loan to, or entry into any other transaction with, any member, manager or employee of BLAB; or

(x)               any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

(i)                 BLAB Material Contracts.

(i)                 Section 2.2(i) of the Disclosure Schedules lists each of the following Contracts that, other than as reflected in BLAB’s Financial Statements, (i) by which any of BLAB’s assets are bound or affected; or (ii) to which BLAB is a party or by which it is bound in connection with BLAB’s assets, excluding the contracts executed in association with this Agreement (such Contracts listed or otherwise disclosed in Section 2.2(i) of the Disclosure Schedules and all Contracts relating to the Intellectual Property set forth in Section 2.2(k) of the Disclosure Schedules, being “BLAB Material Contracts”):

1)                  all Contracts involving aggregate consideration in excess of Five Thousand Dollars ($5,000) in the aggregate and which, in each case, cannot be cancelled without penalty or without more than thirty (30) days’ notice;

2)                  all Contracts that require BLAB to purchase or sell a stated portion of the requirements or outputs or that contain “take or pay” provisions;

3)                  all Contracts that provide for the indemnification of any person or the assumption of any Tax, or other Liability of any person;

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4)                  all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other person or any real property (whether by merger, sale of stock, sale of assets, or otherwise);

5)                  all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting, and advertising Contracts;

6)                  all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) and which are not cancellable without penalty or without more than thirty (30) days’ notice;

7)                  except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees);

8)                  all Contracts with any Governmental Entity;

9)                  all Contracts that limit or purport to limit the ability of BLAB to compete in any line of business or with any person or in any geographic area or during any period of time;

10)              all joint venture, partnership, or similar Contracts;

11)              all Contracts for the sale of any of BLAB’s assets or for the grant to any person of any option, right of first refusal or preferential or similar right to purchase any of BLAB’s assets;

12)              all powers of attorney with respect to BLAB’s business operations or any of BLAB’s assets;

13)              all collective bargaining agreements or Contracts with any labor organization, union or association; and

14)              all other Contracts that are material to the operation of BLAB’s business operations and not previously disclosed pursuant to this section.

(ii)              Each BLAB Material Contract is valid and binding on BLAB in accordance with its terms and is in full force and effect. None of BLAB or, to BLAB’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any BLAB Material Contract. No event or circumstance has occurred that, to BLAB’s Knowledge, with notice or lapse of time or both, would constitute an event of default under any BLAB Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each BLAB Material Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been provided to BLAB. There are no disputes pending or, to BLAB’s Knowledge, threatened under any Contract.

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(j)                 Title to, and Sufficiency of, Assets.

(i)                 BLAB owns good, marketable title to all of its assets, free and clear of any Encumbrance, title imperfection, or restriction of any kind whatsoever (whether accrued, absolute, contingent, or otherwise), except the Encumbrances set forth on Section 2.2(j) of the Disclosure Schedules (“BLAB Permitted Encumbrances”).

(ii)              BLAB’s assets are sufficient for the continued conduct of its operations after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property, and assets necessary to conduct BLAB’s business operations as currently conducted.

(iii)            The Inventories will be, at the Closing, no less than ninety percent (90%) of the average inventory value for the previous ninety (90) days, consist of a quality and quantity usable and salable in the ordinary course of business, except for obsolete, damaged, or slow-moving items that have been written-off or written-down to fair market value or for which adequate reserves have been established.

(k)               Intellectual Property.

(i)                 Section 2.2(k) of the Disclosure Schedules lists all Intellectual Property Assets, whether or not such Intellectual Property Asset is registered. Except as set forth in Section 2.2(k) of the Disclosure Schedule, all required filings and fees related to the Intellectual Property Assets, the lack of which would have a Material Adverse Effect, have been timely filed with and paid to the relevant Governmental Entities and authorized registrars, and all registrations relating to the Intellectual Property Assets, the lack of which would have a Material Adverse Effect, are otherwise in good standing. BLAB has provided the Company, to the Company’s satisfaction at the time of Closing, with true and complete copies of file histories, documents, certificates, office actions, correspondence, and other materials related to all Intellectual Property Assets.

(ii)              BLAB owns all rights, title, and interest in and to the Intellectual Property Assets, free and clear of Encumbrances. Without limiting the generality of the foregoing and except as set forth in Section 2.2(k)(ii) of the Disclosure Schedule, BLAB has entered into binding, written agreements with every current and former employee of BLAB, and with every current and former independent contractor who worked on or with Intellectual Property Assets, whereby such employees and independent contractors (i) assign to BLAB any ownership interest and right they may have in the Intellectual Property Assets; and (ii) acknowledge BLAB’s exclusive ownership of all Intellectual Property Assets. BLAB is, to its Knowledge, in full compliance with all legal requirements applicable to the Intellectual Property Assets and BLAB’s ownership and use thereof.

(iii)            Section 2.2(k)(iii) of the Disclosure Schedules lists all Intellectual Property Licenses. BLAB has provided the Company with true and complete copies of all such Intellectual Property Licenses. All such Intellectual Property Licenses are valid, binding, and enforceable between BLAB and the other parties thereto, and BLAB and such other parties are in full compliance with the terms and conditions of such Intellectual Property Licenses.

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(iv)             The Intellectual Property Assets and Intellectual Property Licenses as currently or formerly owned, licensed or used by BLAB or proposed to be used by BLAB, have not, do not and will not, to BLAB’s Knowledge, infringe, violate, or misappropriate the Intellectual Property of any Person. BLAB has not received any communication, and no Action has been instituted, settled or, to BLAB’s Knowledge, threatened that alleges any such infringement, violation or misappropriation.

(l)                 Suppliers. Section 2.2(l) of the Disclosure Schedules sets forth with respect to BLAB’s business operations (i) each supplier to whom BLAB has paid consideration for goods or services rendered in an amount greater than or equal to Fifty Thousand Dollars ($50,000) for the period between January 1, 2021 to March 31, 2022 (collectively, the “BLAB Material Suppliers”); and (ii) the amount of purchases from each BLAB Material Supplier during such period. BLAB has not received any notice, and has no Knowledge, that any of BLAB Material Suppliers has ceased, or intends to cease, to supply goods or services to BLAB or to otherwise terminate or materially reduce its relationship with BLAB.

(m)             Legal Proceedings.

(i)                 Except as set forth in Section 2.2(m) of the Disclosure Schedule, there are no legal proceedings pending or, to BLAB’s Knowledge, threatened against or by BLAB (a) relating to or affecting BLAB’s business operations; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement; and no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(ii)              There are no outstanding and no unsatisfied judgments, penalties, or awards against, relating to, or affecting BLAB’s ability to conduct its business operations.

(n)               Compliance with Laws; Permits.

(i)                 To BLAB’s Knowledge, BLAB has complied, and is now complying, with all Laws applicable to the conduct of its business operations as currently conducted.

(ii)              All Permits required for BLAB to conduct its business operations as currently conducted, the lack of which would have a Material Adverse Effect, have been obtained by BLAB and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 2.2(n) of the Disclosure Schedules lists all current Permits issued to the Company which are related to the conduct of its business operations as currently conducted, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse, or limitation of any Permit set forth in Section 2.2(n) of the Disclosure Schedule.

(o)               Employment Matters.

(i)                 Section 2.2(o) of the Disclosure Schedules contains a list of all persons who are Employees, consultants, or contractors of BLAB as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether

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full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. As of the Effective Date and the Effective Date, all commissions and bonuses payable to Employees, consultants, or contractors of BLAB for services performed on or prior to the Effective Date and the Effective Date have been paid in full and there are no outstanding agreements, understandings, or commitments of BLAB with respect to any commissions, bonuses or increases in compensation. BLAB shall have the right, in its sole discretion, to employ, retain, or contract with any of such persons.

(ii)              BLAB is not a party to, or bound by, any collective bargaining or other Contract with a labor organization representing any of its Employees, and to BLAB’s Knowledge, there are no labor organizations representing, purporting to represent or attempting to represent any Employee.

(iii)            To BLAB’s Knowledge, BLAB is and has been in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to the Employees. To BLAB’s Knowledge, all individuals characterized and treated by BLAB as consultants or contractors of BLAB’s business operations are properly treated as independent contractors under all applicable Laws.

(p)               Taxes. Except as set forth in Section 2.2(p) of the Disclosure Schedule:

(i)                 All Tax Returns required to be filed by BLAB for any period prior to Closing have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by BLAB (whether or not shown on any Tax Return) have been, or will be, timely paid.

(ii)              BLAB has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(iii)            No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of BLAB.

(iv)             All deficiencies asserted, or assessments made, against BLAB as a result of any examinations by any taxing authority have been fully paid.

(v)               BLAB is not a party to any Action by any taxing authority. There are no pending or, to BLAB’s Knowledge, threatened Actions by any taxing authority.

(vi)             There are no Encumbrances for Taxes upon any of BLAB’s assets nor, to BLAB’s Knowledge, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of BLAB’s assets (other than for current Taxes not yet due and payable).

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(q)               Guaranties. BLAB has not guaranteed any dividend, obligation, or indebtedness of any person; nor has any person guaranteed any dividend, obligation, or indebtedness of BLAB.

(r)                  Related Party Arrangements. Except as set forth on Schedule 2.2(r) of the Disclosure Schedules, other than as contemplated by this Agreement, there are no material obligations of BLAB to its respective members, shareholders, equity holders, managers, directors, officers, or employees, other than (a) for payment of salaries, bonuses, and benefits for services rendered; and (b) reimbursement of customary and reasonable expenses incurred on behalf of BLAB.

(s)                Certain Fees. Except as set forth in Section 2.2(s) of the Disclosure Schedules, no brokerage or finder’s fees or commissions are or will be payable by BLAB to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other person with respect to the transactions contemplated by this Agreement.

(t)                 Acknowledgement of Company’s business. BLAB acknowledges and understands that the Company operates in the CBD industry, and that the Seller’s products contain CBD and trace amounts of THC, and any change in current federal or state statutes, regulation or enforcement, or current federal or state statutes, regulation or enforcement may materially affect the business of the Company.

2.3              Representations and Warranties of the Exchanging Shareholders. Each of the Exchanging Shareholders, for himself or itself, severally and not jointly, represents and warrants to BLAB as follows:

(a)               Ownership of the Company Shares. The Exchanging Shareholder owns all of the Company Shares issued to such Exchanging Shareholder, free and clear of all liens, claims, rights, charges, encumbrances, and Security Interests of whatsoever nature or type, and the Exchanging Shareholder represents and warrants that the Company Shares represent the entire ownership interest of the Exchanging Shareholder in the Company.

(b)               Power of Exchanging Shareholder to Execute Agreement. The Exchanging Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Exchanging Shareholder and the consummation by the Exchanging Shareholder of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of the Exchanging Shareholder. This Agreement has been duly executed and when delivered by the Exchanging Shareholder shall constitute a valid and binding obligation of the Exchanging Shareholder, enforceable against the Exchanging Shareholder, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit

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under, or result in the creation of any lien upon any of the properties or assets of the Exchanging Shareholder under, (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, or license applicable to the Exchanging Shareholder, its properties or assets; or (ii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation, or arbitration award applicable to the Exchanging Shareholder, its properties or assets, other than any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Exchanging Shareholder or could not prevent, hinder, or materially delay the ability of the Exchanging Shareholder to consummate the transactions contemplated by this Agreement.

(c)               Investment. The Exchanging Shareholder is acquiring the Exchange Shares for its own account, and not directly or indirectly for the account of any other person. The Exchanging Shareholder is acquiring the Exchange Shares for investment and not with a view to distribution or resale thereof except in compliance with the Securities Act and any applicable state law regulating securities.

(d)               Registration of Securities. The Exchanging Shareholder must bear the economic risk of investment for an indefinite period of time because the Exchange Shares have not been registered under the Securities Act and therefore cannot and will not be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. BLAB has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Securities Act will become available. Transfer of the Exchange Shares has not been registered or qualified under any applicable state law regulating securities and therefore the Exchange Shares cannot and will not be sold unless it is subsequently registered or qualified under any such act or an exemption therefrom is available. BLAB has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

(e)               Access to Information. The Exchanging Shareholder acknowledges that BLAB has made available to it the opportunity to ask questions of and receive answers from BLAB’s management, including its officers and directors, concerning the terms and conditions of this Agreement and the business and financial condition of BLAB, and the Exchanging Shareholder has received such information about the business and financial condition of BLAB and the terms and conditions of the Agreement as it has requested. The Exchanging Shareholder understands that the Exchange Shares are speculative investments, which involve a high degree of risk of loss of the Exchanging Shareholder’s entire investment.

(f)                Sophistication. The Exchanging Shareholder further represents and warrants that the Exchanging Shareholder has such business or financial expertise as to be able to protect the Exchanging Shareholder’s own interests in connection with an investment in the Exchange Securities. The Exchanging Shareholder further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of such investment. The Exchanging Shareholder also represents that it has not been organized for the purpose of acquiring securities.

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(g)               BLAB Information. The Exchanging Shareholder acknowledges that BLAB has made available to it the opportunity to ask questions of and receive answers from BLAB’s officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of BLAB, and the Exchanging Shareholder has received to its satisfaction, such information about the business and financial condition of BLAB and the terms and conditions of the Agreement as it has requested. The Exchanging Shareholder has carefully considered the potential risks relating to BLAB and acquiring the Exchange Shares, has engaged his or her own financial and legal representation, if so desired, and fully understands that such securities are speculative investments, which involve a high degree of risk of loss of the Exchanging Shareholder and his, her or its entire investment.

ARTICLE III
ADDITIONAL AGREEMENTS

3.1              Confidentiality. The Parties to this Agreement may have disclosed in the past, or may disclose in the future, (verbally, in writing and electronic format) to one or more of the other parties certain financial information, trade secrets, know-how, equipment, standards and specifications, proposed products and services, vendors, business plans, customer lists, prices, market and sales information and plans, and other non-public information about their businesses and operations (“Confidential Information”). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party agrees to receive the Confidential Information in strict confidence and not distribute, disclose, or disseminate any Confidential Information of another party except to its employees and contractors (under at least the same obligation of confidentiality) with a need to know, and to its financial or legal advisors.

3.2       Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. BLAB and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

3.3       Public Announcements. BLAB and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. Each of the Parties hereto agree that the initial press release or subsequent releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

3.4       Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, which include, but are not limited to, any

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broker’s, finder’s, attorney, accounting, auditing and investment banking fees, shall be paid by the Party incurring such expenses.

3.5       Post-Closing Financing. Upon Closing, and for a period of twelve months thereafter, the Parties agree that as part of any post-Closing financing transaction related to the sale of equity securities, BLAB (or such other name as is designated post-Closing) shall not sell any equity at a price less than $0.40 per share. In addition, for a twelve-month period following Closing, the surviving public entity shall not grant options, warrants or other rights to purchase or acquire securities on a cashless basis, unless such issuance is requested by an underwriter engaged to facilitate a primary offering to be registered pursuant to a Form S-1 registration statement.

3.6       Reverse Stock Split. BLAB (or such other name as is designated post-Closing) shall not effect any reverse stock split for a period of at 12 months following Closing, unless: (i) such reverse stock split is required in order comply with the rules and regulations of the national exchange on which BLAB applies to be listed, and/or (ii) such reverse stock split is requested by an underwriter engaged to facilitate a primary offering to be registered pursuant to a Form S-1 registration statement and/or (iii) such reverse stock split is requested by a majority in interest of investors in a placement or series of placements intended to raise gross proceeds of at least five million dollars ($5,000,000).

ARTICLE IV
CONDITIONS PRECEDENT

4.1              Conditions to Each Party’s Obligation to Effect the Exchange. The obligation of each Party to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)               No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted, or deemed applicable to the Exchange that makes consummation of the Exchange illegal.

(b)               Governmental Approvals. All authorizations, consents, orders, declarations, or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a Material Adverse Effect on BLAB or the Company shall have been obtained, made or occurred.

(c)               No Litigation. There shall be no governmental proceedings, any litigation, or investigations pending against BLAB or the Company and the Parties shall have no other litigation, proceeding, inquiry or investigation before or by any court, public board, Governmental Entity, self-regulatory organization or body pending or proceedings pending or threatened. In addition, there shall be no pending or threatened any suit, action or proceeding, before any court, Governmental Entity, or authority (i) pertaining to the transactions contemplated by this Agreement; or (ii) seeking to prohibit or limit the ownership or operation by the Company, BLAB

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or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company or BLAB.

(d)               Due Diligence. Completion of due diligence by and to the respective satisfaction of BLAB and the Company, inclusive of matters to satisfactory disposition or assumption by others of the loan obligations and other debt of BLAB.

(e)               Taxes. The Parties shall have each filed all tax returns, federal and state, or have obtained valid extensions for filing of such returns and shall have paid all amounts due related to such returns.

4.2              Conditions Precedent to Obligations of BLAB. The obligation of BLAB to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, except for the extended period for delivery with respect to Section 4.2(c), of each of the following conditions:

(a)               Representations, Warranties and Covenants. The representations and warranties of the Company and Mathur in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Date; and the Company and the Exchanging Shareholders shall each have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Effective Date.

(b)               Consents. BLAB shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications, and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)               Reserved

(d)               Financing. The Company shall have consummated and closed a private, Regulation D, Rule 506(b) or Section 4(a)(2) offering of its common stock, with gross offering proceeds of at least two hundred thousand Dollars ($200,000.00) (the "Minimum Amount"), which shall be used to finance business operations of the surviving public entity post-Closing or shall otherwise have additional paid in capital that exceeds the Minimum Amount.

4.3              Conditions Precedent to Obligation of the Company and Exchanging Shareholders. The obligation of the Company and Exchanging Shareholders to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)               Representations, Warranties, and Covenants. The representations and warranties of BLAB in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and

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correct in all respects) both when made and on and as of the Effective Date; and BLAB shall have performed and complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed and complied with by it prior to the Effective Date.

(b)               Consents. The Company and Exchanging Shareholders shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications, and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)               Preferred Stock Transaction. The Series A Shares of BLAB (consisting of 500,000 shares) will have been purchased by persons associated with or entities designated by Jaspreet Mathur (the “Preferred Purchaser”) for a price of $0.80 per Series A Share, which is the equivalent of $0.40 per each underlying common share.

(d)               Listing Requirements. BLAB will (i) have shares listed for trading on and shall be in good standing with OTCQB; (ii) endeavor to be DWAC and DTC eligible; (iii) be current in all filings with the SEC; (iv) be able to deliver books and records to enable a timely filing of the next quarterly and yearly reports with the SEC.

(e)               Shell Status. BLAB shall not be deemed to be a shell company as defined within Rule 12b-2 of the Securities Act and shall not be deemed to be subject to regulation under the Investment Company Act of 1940.

ARTICLE V
TERMINATION, RESCISSION, AMENDMENT, AND WAIVER

5.1       Termination.

(a)               This Agreement may be terminated:

(i)                 by mutual written consent of BLAB and the Company; or

(ii)              by either BLAB or the Company if any Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Exchange and such order, decree, ruling, or other action shall have become final and non-appealable; or

(iii)            on or before the date which is thirty (30) days after the Closing, by either Party if the other Party has breached any representation or warranty in this Agreement, and does not cure such breach within five (5) business days of notice of such breach.

5.2       Effect of Termination. In the event of termination of this Agreement by either the Company or BLAB as provided in Section 5.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of BLAB, the Company, or the Exchanging Shareholders. Nothing contained in this Section shall relieve any Party for any breach of the representations, warranties, covenants, or agreements set forth in this Agreement.

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5.3       Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

5.4       Return of Documents. In the event of termination or rescission of this Agreement for any reason, BLAB and the Company will return to the other Party all of the other Party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. BLAB and the Company will not use any information so obtained from the other Party for any purpose and will take all reasonable steps to have such other Party’s information kept confidential.

ARTICLE VI
INDEMNIFICATION AND RELATED MATTERS

6.1       Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until twenty four (24) months after the Effective Date (except for with respect to Taxes which shall survive for the applicable statute of limitations plus ninety (90) days, and covenants that by their terms survive for a longer period).

6.2       Indemnification.

(a)               The Company (only as to Company Representations) and the Exchanging Shareholders (only as to Exchanging Shareholder Representations) shall indemnify and hold BLAB, and its affiliates and assigns, harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest, and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, “Losses”) to which BLAB, or its affiliates and assigns, may become subject resulting from or arising out of any breach of a representation, warranty, or covenant made by the Company (hereinafter “Company Representations”) or Exchanging Shareholders (hereinafter “Exchanging Shareholder Representations”) as set forth herein.

(b)               BLAB shall indemnify and hold the Company and the Exchanging Shareholders, and their affiliates and assigns, harmless for, from and against any and all Losses to which the Company, Exchanging Shareholders, or their affiliates and assigns, may become subject resulting from or arising out of any breach of a representation, warranty or covenant made by BLAB as set forth herein.

6.3       Notice of Indemnification. Promptly after the receipt by any indemnified Party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying Party (the “Indemnifying Party”) pursuant to this Article VI, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VI, except where, and solely to the extent

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that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VI or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VI to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VI, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

6.4	Certain Limitations.

(a)               The Company and Exchanging Shareholders will not be liable to BLAB for indemnification under this Article VI until the aggregate amount of all Losses in respect of indemnification under Section 6.2 of this Agreement exceeds Fifty Thousand Dollars ($50,000) (the “Basket”), in which case the Company and Exchanging Shareholders shall only be required to pay or be severally liable for Losses proportionate to their share interests in excess of the Basket. The aggregate amount of all Losses for which the Company and the Exchanging Shareholders shall be liable pursuant to this Article VI shall be limited to $75,000.00 (the “Cap”).

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ARTICLE VII
GENERAL PROVISIONS

7.1       Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the Party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a Party as shall be specified by like notice).  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:00 p.m. (Pacific Time) on a business day; (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:00 p.m. (Pacific Time) on any business day; (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service; or (d) if by personal delivery, upon actual receipt by the Party to whom such notice is required to be given.

If to BLAB:

Bio Lab Naturals, Inc.

Attn: W. Edward Nichols

7400 E. Crestline Circle

Suite 130

Greenwood Village, CO 80111

Email: ed@nicholslaw.co

with a copy to:

Smith Eilers, PLLC
Attn: Ken Bart
1213 Culbreth Drive
Wilmington, NC 28405

Email: ken@smitheilers.com

If to the Company:

Limitless X, Inc.

Attn: Jaspreet Mathur

9454 Wilshire Blvd.

Suite 300

Beverly Hills, CA 90212

Email: jas@limitlessx.com

with a copy (not constituting

notice) to:

Law Offices of Rob Cucher

Attn: Rob Cucher

9454 Wilshire Blvd

Suite 600

Beverly Hills, CA 90212

Email: r.cucher@limitlessx.com

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If to the

Exchanging Shareholders:

c/o Jaspreet Mathur

9454 Wilshire Blvd

Suite 300

Beverly Hills, CA 90212

Email: jas@limitlessx.com

7.2       Definitions. For purposes of this Agreement:

(a)               an “Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b)               “Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, assumed names, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered, unregistered or arising by Law, and all registrations and applications for registration of such trademarks, including intent-to-use applications, and all issuances, extensions and renewals of such registrations and applications; (b) internet domain names, whether or not trademarks, registered in any generic top level domain by any authorized private registrar or Governmental Authority; (c) original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered, unregistered or arising by Law), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications; (d) confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable; (e) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications; and (f) any manuals relating to operations, training, employment, including materials provided to any licensees.

(c)               “Intellectual Property Assets” means all Intellectual Property that is owned personally and individually by Seller and used in or necessary for the conduct of the Business.

(d)               “Knowledge” shall mean actual knowledge of the applicable Party or any director or executive officer of the applicable Party and the knowledge that each such Person would have reasonably obtained after making due and appropriate inquiry with respect to the particular matter in question;

(e)               “Material Adverse Effect” means, when used in connection with the Company or BLAB, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such Party and its subsidiaries taken as a whole (after giving effect in the case of BLAB to the consummation of the Exchange);

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(f)                “Ordinary course of business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency);

(g)               “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

(h)               “Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

(i)                 “Subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) that is owned directly or indirectly by such first person; and

(j)                 “Security Interest” means any mortgage, pledge, lien, encumbrance, deed of trust, lease, charge, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or any other security interest, other than (i) mechanic’s, materialmen’s, and similar liens; (ii) statutory liens for taxes not yet due and payable; (iii) purchase money liens and liens securing rental payments under capital lease arrangements; (iv) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation; and (v) encumbrances, security deposits or reserves required by law or by any Governmental Entity.

7.3       Interpretation. When a reference is made in this Agreement to a Section, Exhibit, or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

7.4       Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the Parties any rights or remedies.

7.5       Governing Law/Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any dispute arising from the Agreement shall be decided solely and exclusively by state or federal courts located in California. The Parties agree to submit to the personal and exclusive jurisdiction of the state or federal courts located in Los Angeles County, California.

7.6       Assignment. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Subject to the preceding

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sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

7.7       Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in the State of California, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

7.8       Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

7.9       Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine, .pdf, or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument, and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto shall re-execute original forms hereof and deliver them in person to all other Parties. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense related to lack of authenticity.

7.10       Attorneys’ Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing Party or Parties shall be entitled to recover from the other Party or Parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

[remainder of page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

“BLAB”

Bio Lab Naturals, Inc.,
a Delaware corporation

By: W. Edward Nichols
Its: Chief Executive Officer

[signatures continue on the following page]

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“Company”

Limitless X, Inc.,
a California corporation

By: Jaspreet Mathur
Its: Chief Executive Officer

[signatures continue on the following page]

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Shareholders:

Jaspreet Mathur

Bharat Raj Mathur

Zachary Ersoff

Amanda Saccomanno

Georgios Markoglou

Aaron Grunfeld

Arshad Assafi

Rob Cucher

JDF Investment Company LLC
By: ___________________________
Title: __________________________

Benjamin Chung

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EXHIBITS
A	Exchanging Shareholders
B	Form of Company Representation Certificate
C	Form of Company Officer’s Certificate
D	Reserved
E	Form of BLAB Representation Certificate
F	Form of BLAB Officer’s Certificate
G	Board Members

DISCLOSURE SCHEDULES OF COMPANY
2.1(a)	Organization, Standing and Power
2.1(c)	Capital Structure
2.1(h)	Certain Changes, Events and Conditions
2.1(i)	Material Contracts
2.1(j)	Permitted Encumbrances
2.1(k)	Intellectual Property
2.1(k)(ii)	Intellectual Property Assignments
2.1(k)(iii)	Intellectual Property Licenses
2.1(l)	Material Suppliers
2.1(n)	Permits
2.1(o)	Employment Matters
2.1(p)	Taxes
2.1(r)	Related Party Arrangements

DISCLOSURE SCHEDULES OF BLAB
2.2(h)	Certain Changes, Events and Conditions
2.2(i)	BLAB Material Contracts
2.2(j)	BLAB Permitted Encumbrances
2.2(k)	Intellectual Property
2.2(k)(ii)	Intellectual Property Assignments
2.2(k)(iii)	Intellectual Property Licenses
2.2(l)	BLAB Material Suppliers
2.2(m)	Legal Proceedings
2.2(n)	Permits
2.2(o)	Employment Matters
2.2(p)	Taxes
2.2(r)	Related Party Arrangements
2.2(s)	Certain Fees
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Exhibit A

Exchanging Shareholders

Name	Company Shares	Exchange Shares
Jaspreet Mathur	37,250,000	72,265,000
Bharat Mathur	2,000,000	3,880,000
Zachary Ersoff	1,500,000	2,910,000
Amanda Saccomanno	1,500,000	2,910,000
Georgios Markoglou	1,500,000	2,910,000
Kenneth Haller	2,000,000	3,880,000
Arshad Assofi	2,000,000	3,880,000
Benjamin Chung	500,000	970,000
Rob Cucher	250,000	485,000
JDF Investment Company LLC	1,350,000	2,619,000
Aaron Grunfeld	150,000	291,000
Total	50,000,000	97,000,000

Exhibit B

Form of Company Representation Certificate

Exhibit C

Form of Company Officer’s Certificate

Exhibit D

N/A

Exhibit E

Form of BLAB Representation Certificate

Exhibit F

Form of BLAB Officer’s Certificate

Exhibit G

Board Members